UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 8, 2020

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of Principal Executive Offices) (Zip Code)

(404) 504-7472

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On April 8, 2020, Repay Holdings Corporation (the “Company”) announced that it has further extended the expiration date for its previously announced consent solicitation (the “Consent Solicitation”) from holders of its outstanding public warrants (the “Public Warrants” and together with private placement warrants, the “Warrants”) to approve amendments (the “Proposed Amendments”) to the existing warrant agreement relating to the Warrants, as previously amended (the “Warrant Agreement”), for the purpose of curing certain ambiguities relating to “cashless exercise” of the Warrants, on the terms and subject to the conditions that are set forth in the consent solicitation statement, dated March 24, 2020, as amended, and accompanying documents. The Proposed Amendments will clarify that, in connection with any “cashless exercise” of the Warrants, as the fair market value relates to one share of Class A Common Stock, the Warrant Price also relates to one share of Class A Common Stock.

A copy of the press release relating to the extended expiration date of the Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K is not a solicitation of consents to the Proposed Amendments, and the Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the documents governing the Consent Solicitation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued April 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPAY HOLDINGS CORPORATION

By:	/s/ Tyler B. Dempsey
Name:	Tyler B. Dempsey
Title:	General Counsel

Date: April 8, 2020